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Exhibit 23.1

March 23, 2004

Via Facsimile

Mr. Blaine Froats
3325 North Service Road
Unit 105
Burlington Ontario L7N 3G2
Canada

Dear Mr. Froats:

Subject: Alternate Energy Corp
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         We issued our audit report on the above noted corporation on February
12, 2004. We are providing our report to you with our consent to utilize it in the Post Effective Amendment to the Registration Statement of Form S-8 filing that you are currently preparing for submission.

Sincerely yours,


David Danziger
Partner
Danziger & Hochman